March 23, 1998


Mr. Warren J. Stanchina
Chairman and Chief Executive Officer
Golf Ventures, Inc.
255 S. Orange Avenue, Suite 1515
Orlando. FL 32801


Dear Mr. Stanchina:


                          Agreement To Provide Services

This agreement is intended to describe the nature and scope of our services.

Audit

As agreed, we will audit the consolidated balance sheet of Golf Ventures, Inc. and subsidiaries as of December 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the period then ending in accordance with generally accepted auditing standards. The financial records and financial statements are the responsibility of your Company's management.

Our responsibility is to express an opinion on the financial statements based on our audit At the conclusion of our audit, we will submit to you a report containing our opinion as to whether the financial statements, taken as a whole, are fairly presented based on generally accepted accounting principles. If during the course of our work it appears for any reason that we will not be in a position to render an unqualified opinion on the financial statements, or that our report will require an explanatory paragraph, we will discuss this with you.

We will design our audit to provide reasonable assurance of detecting errors or fraud that would have a material effect on the financial statements. Our work will be based primarily upon selected tests of evidence supporting the amounts and disclosures in the financial statements and therefore, will not include a detailed check of your Company' s transactions for the period. Accordingly, an audit performed in accordance with generally accepted auditing standards is not a guarantee of the accuracy of the financial statements, and there is a risk that material errors or fraud may exist and not be detected by us. However, we will inform you of any material errors or fraud that come to our attention.

If Golf Ventures, Inc. plans any reproduction or publication of our report, or any portion of it, copies of masters' or printers' proofs of the entire document should be submitted to us in sufficient time for our review.

Mr. Warren J. Stanchina
March 26, 1998
Page 15



In addition, the audited financial statements and our report thereon should not be provided or otherwise made available to the recipients of any document to be used in connection with the sale of securities without first submitting copies of the document to us in sufficient time for our review.

As required by generally accepted auditing standards, we will request certain written representations from management at the close of our audit to confirm oral representations given to us and to indicate and document the continuing appropriateness of such representations and reduce the possibility of misunderstanding concerning matters that are the subject of the representations.

You agree that all records, documentation, and information we request in connection with our audit will be made available to us, that all material information will be disclosed to us, and that we will have full cooperation of your personnel.

We also ask that your personnel, to the extent possible, prepare various schedules and analyses for our staff. This assistance by your personnel will serve to facilitate the progress of our work and minimize costs to you.

Other Services

We-are always available to meet with you and/or other executives at various times throughout the year to discuss current business, operational, accounting, and auditing matters affecting your Company. Whenever you feel such meetings are desirable, please let us know. We are also prepared to provide services to assist you in any of these areas. We will also be pleased, at your request, to attend your directors' and stockholders' meetings.

Fees

We have determined a fee arrangement separately for the audits of U. S. Golf Communities, Inc (Delaware) and subsidiaries; Golf Ventures, Inc.; and Pelican Strand Development Corporation Our charges for U. S. Golf Communities, Inc. (Delaware) and subsidiaries are expected to be $60,000 plus out-of-pocket expenses. Our charges for Golf Ventures, Inc. and Pelican Strand Development Corporation, in addition to our SEC department review of SEC filings, will be based on hours incurred at the hourly rates listed below:

                                     Hourly
Personnel                            Rates
Partners(1)                          $170
Senior associates                     115
Associates                             85
Paraprofessionals                      50
Administrative staff                   25

         (1) Exclusive of national SEC specialists who have hourly rates ranging from $200 - $300. We would anticipate the use of these specialists in providing professional services to Golf Venture, Inc. relating to the review of SEC filings such as the December 31, 1997 lOK.

Mr. Warren J. Stanchina
March 26, 1998
Page 16




Our charges for professional services plus out-of-pocket and travel expenses will be billed semimonthly with one-half of the total unpaid billings to be paid by April 30, 1998 and the remainder to be paid by May 15, 1998. We require a $10,000 advance payment upon the execution of this agreement.

The fee is based on the following assumptions: your personnel will prepare certain schedules and analyses for us and make available to us documents for our examination as and when requested; there will be no significant changes in the internal accounting controls, accounting systems, key personnel, or structure of the organization; there will be no significant acquisitions or disposals of businesses; and there will not be any unanticipated increases in current operations requiring significant additional audit time. Should we encounter any unforeseen problems which will warrant additional time or expense, you will be notified of the situation and, if possible, the added cost.

Our charges for other services will be agreed to separately.

Dispute Resolution Procedure

If any dispute, controversy or claim arises in connection with the performance or breach of this agreement, either party may, upon written notice to the other party, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to both parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

Each party may disclose any facts to the other party or to the facilitator which it, in good faith, considers necessary to resolve the dispute. However, all such disclosures will be deemed in furtherance of settlement efforts and will not be admissible in any subsequent litigation against the disclosing party. Except as agreed by both parties, the facilitator shall keep confidential all information disclosed during negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties.

Such facilitated negotiations shall conclude within sixty days from receipt of the written notice unless extended by mutual consent. The parties may also agree at any time to terminate or waive facilitated negotiations. The costs incurred by each party in such negotiations will be borne by it; the fees and expenses of the facilitator, if any, shall be borne equally by the parties.

If any dispute, controversy or claim arises in connection with the performance or breach of this agreement and cannot be resolved by facilitated negotiations (or the parties agree to waive that process), then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Arbitration Rules for Professional Accounting and Related Disputes of the American Arbitration Association, except that no pre-hearing discovery shall be permitted unless specifically authorized by the

Mr. Warren J. Stanchina
March 26, 1998
Page 17



arbitration panel and shall take place in the city in which the BDO Seidman, LLP office providing the relevant services exists, unless the parties agree to a different locale.

Such arbitration shall be conducted before a panel of three persons, one chosen by each party and the third selected by the two party-selected arbitrators. The arbitration panel shall have no authority to award non-monetary or equitable relief, and any monetary award shall not include punitive damages. The confidentiality provisions applicable to facilitated negotiation shall also apply to arbitration.

The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitrators, including but not limited to (I) the costs, including reasonable attorneys' fees, of the arbitration; (2) the fees and expenses of the AAA and the arbitrators and (3) the costs, including reasonable attorneys' fees, necessary to confirm the award in court shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

                                     * * * *

We believe the foregoing correctly sets forth our understanding, but if you have questions, please let us know. If you find the arrangements acceptable, please acknowledge your agreement to the understanding by signing and returning to us the copy enclosed.

It is a pleasure for us to be of services to you. We look forward to many years of pleasant association with you and your Golf Ventures, Inc.

                                Very truly yours,


                                BDO Seidman, LLP

Acknowledged:

By:_____________________
Title:___________________
Date:___________________